Exhibit 99.1

Contact:

Big 5 Sporting Goods Corporation

Barry Emerson

Sr. Vice President and Chief Financial Officer

(310) 536-0611

ICR, Inc.

John Mills

Managing Partner

(646) 277-1254

BIG 5 SPORTING GOODS CORPORATION APPOINTS

STEPHEN CARLEY TO ITS BOARD OF DIRECTORS

EL SEGUNDO, Calif., October 10, 2019 — Big 5 Sporting Goods Corporation (NASDAQ: BGFV) (the “Company”), a leading sporting goods retailer, is pleased to announce the appointment of Stephen Carley to its board of directors, effective today. Mr. Carley has an extensive background in operational leadership, marketing and strategic planning, which he garnered during more than 40 years of experience as an executive and board member in a variety of consumer-facing industries.

Steven G. Miller, the Company’s Chairman, President and Chief Executive Officer commented, “Steve Carley brings exceptional experience driving operational improvements as chief executive of several multi-unit consumer-facing companies, as well as a strong background in marketing leadership roles across many leading brands. We are excited to have Steve join the Big 5 Sporting Goods Board of Directors and look forward to his contributions as we continue to refine and execute on our long-term growth strategy.”

Mr. Carley was previously Chief Executive Officer of Red Robin Gourmet Burgers for nearly six years and President and Chief Executive Officer of El Pollo Loco for almost ten years. He also served as President and Chief Operating Officer of the Universal City Hollywood theme park and entertainment complex, and served for eleven years at Pepsico in a variety of leadership positions within its Taco Bell division and other divisions. He began his career in marketing and product management with General Mills and The Pillsbury Company. Mr. Carley previously served as a director for Red Robin Gourmet Burgers, El Pollo Loco and Harte Hanks, a global marketing firm.

About Big 5 Sporting Goods Corporation

Big 5 is a leading sporting goods retailer in the western United States, operating 433 stores under the “Big 5 Sporting Goods” name as of the fiscal quarter ended September 29, 2019. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, winter and summer recreation and roller sports.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Big 5’s actual results in current or future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, changes in the consumer spending environment, fluctuations in consumer holiday spending patterns, increased competition from e-commerce retailers, breach of data security or other unauthorized disclosure of sensitive personal or confidential information, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, changes in the current market for (or regulation of) firearm-related products, disruption in product flow, seasonal fluctuations, weather conditions, changes in cost of goods, operating expense fluctuations, increases in labor and benefit-related expense, changes in laws or regulations, including those related to tariffs and duties, lower than expected profitability of Big 5’s e-commerce platform or cannibalization of sales from Big 5’s existing store base which could occur as a result of operating the e-commerce platform, litigation risks, stockholder campaigns and proxy contests, risks related to Big 5’s leveraged financial condition, changes in interest rates, credit availability, higher expense associated with sources of credit resulting from uncertainty in financial markets and economic conditions in general. Those and other risks and uncertainties are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Big 5 conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Big 5’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Big 5 undertakes no obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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